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                                     [LINCOLN FINANCIAL GROUP LINCOLN LIFE LOGO]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
350 CHURCH STREET
HARTFORD, CT  06103-1106

August 6, 2002


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0506


Re: Lincoln Life & Annuity Flexible Premium Variable Life Account Y ("Account") Lincoln Life & Annuity Company of New York
     Pre-Effective Amendment Number 1, File No. 333-90526

Dear Sir or Madam:

This opinion is furnished in connection with the filing of the Registration Statement on Form S-6 by Lincoln Life & Annuity Company of New York under the Securities Act of 1933. The Prospectus included in said Registration Statement describes flexible premium variable universal life insurance policies (the "Policies"). The forms of Policies were prepared under my direction.

In my opinion, the illustrations of benefits under the Policies included in the section entitled "Illustrations" in the Prospectus, based on assumptions stated in illustrations, are consistent with the provisions of the forms of the Policies. The ages selected in the illustrations are representative of the manner in which the Policies operate.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and the reference to me under the heading "Experts" in the Prospectus.

Very truly yours,

/s/ Vaughn W. Robbins

VAUGHN W. ROBBINS, FSA, MAAA